EXHIBIT 5.1

HART & HART, LLC

ATTORNEYS AT LAW

1624 Washington Street

Denver, CO 80203

__________________________	harttrinen@aol.com
(303) 839-0061	Fax: (303) 839-5414

August 27, 2025

CEL-SCI Corporation

8229 Boone Blvd. #802

Vienna, VA 22182

This letter will constitute our opinion regarding the legality of the issuance by CEL-SCI Corporation, a Colorado corporation (“CEL-SCI”) of 1,111,200 shares of its common stock (the “Shares”) as referred to in the Registration Statement on Form S-3 (File No. 333-288515) (the “Registration Statement”) filed with the Securities and Exchange Commission, declared effective by the Securities and Exchange Commission (the “Commission”) on August 12, 2025, the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated August 27, 2025 (the “Prospectus Supplement”). The Prospectus Supplement pertains to a best efforts offering pursuant to a Placement Agency Agreement dated August 27, 2025 between the Company and ThinkEquity, LLC (“Placement Agency Agreement”).

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement, the Prospectus and the Prospectus Supplement. In our opinion:

•

The Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Prospectus Supplement and the Placement Agency Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very Truly Yours,

HART & HART, LLC

By	/s/ William Hart
William T. Hart

WTH:ll